PRESS RELEASE

Holly Energy Partners, L.P. Announces Pricing of $400 Million of Senior Notes Due 2024

DALLAS, TX, July 13, 2016 - Holly Energy Partners, L.P. (NYSE: HEP) (the “Partnership”) announced today that it and its wholly owned subsidiary, Holly Energy Finance Corp. (together with the Partnership, the “Issuers”), have finalized the terms of their previously announced offering of $400 million in aggregate principal amount of 6% senior notes due 2024 (the “Notes”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) to eligible purchasers. The Notes will initially be fully and unconditionally guaranteed on a senior unsecured basis by the Partnership’s existing wholly-owned domestic subsidiaries (other than Holly Energy Finance Corp.). The Partnership intends to use the net proceeds from the offering to repay indebtedness under its revolving credit agreement. The offering is expected to close on July 19, 2016, subject to customary closing conditions.

The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers plan to offer and sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Holly Energy Partners, L.P.

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. The Partnership owns and operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Arizona, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas. In addition, the Partnership owns a 75% interest in UNEV Pipeline, LLC, the owner of a Holly Energy operated refined products pipeline running from Woods Cross, Utah to Las Vegas, Nevada, and related product terminals, a 50% interest in Osage Pipe Line Company, LLC, which owns a 135-mile crude oil pipeline from Cushing, Oklahoma to El Dorado, Kansas, a 50% interest in Frontier Aspen LLC, which owns a 289-mile crude oil pipeline from Casper, Wyoming to Frontier Station, Utah, a 50% interest in Cheyenne Pipeline LLC, which owns an 87-mile crude oil pipeline from Fort Laramie, Wyoming to Cheyenne, Wyoming, and a 25% interest in SLC Pipeline LLC which owns a 95-mile intrastate pipeline system serving refineries in the Salt Lake City, Utah area.

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking-statements. These factors include, but are not limited to:

•
risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminal, tankage and loading rack facilities, and processed in our refinery processing units;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Holly Energy Partners, L.P.
Richard L. Voliva III, 214-954-6511
Vice President and
Chief Financial Officer
or
Julia Heidenreich, 214-954-6511
Vice President, Investor Relations
or
Craig Biery, 214-954-6511
Investor Relations